UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

OID Notes

On May 27, 2025, the Company entered into five two year promissory notes with five accredited investors (the “Lenders”) in the gross principal amount of $450,000 (the “Notes”). An original issue discount of $67,500 and guaranteed interest of $67,500 was applied on the issuance date, resulting in net loan proceeds to the Company of $315,000. The Notes are required to be paid in one lump sum payment of $450,000 on or before May 27, 2027.

Proceeds from the Notes are to be utilized for general working capital purposes, including a potential forbearance of the Bank of America lawsuit.

Upon the occurrence and during the continuation of any Event of Default, the Notes shall become immediately due and payable and the Company will be obligated to pay to the Lenders, in full satisfaction of its obligations, an amount equal to 130% times the sum of (w) the then outstanding principal amount of the Notes plus (x) accrued and unpaid interest on the unpaid principal amount of the Notes to the date of payment plus (y) any amounts owed to the Lenders pursuant to the conversion rights referenced below.

At any time after one hundred eighty days of the issuance date of the Notes, upon five (5) business days’ written notice to Lenders, the Company has the option of prepaying the outstanding principal amount of the Notes, in whole or in part, by paying to the Lenders a sum of money equal to one hundred twenty-five percent (125%) of the principal amount to be redeemed, together with any and all other sums due, accrued or payable to the Lenders arising under the Notes. During the notice period, Lenders shall have the option of converting the Notes, in whole or in part, pursuant to the terms set forth below.

At any time after one hundred eighty days of the issuance date of the Notes, the Lenders may convert the outstanding unpaid principal amount of the Notes into restricted shares of Series D Convertible Preferred Stock of the Company at $7.50 per share (each share of Series D Convertible Preferred Stock in convertible into five shares of common stock). Each Lender agreed to limit the amount of stock received to less than 4.99% of the total outstanding common stock into which the Series D Convertible Preferred Stock is convertible into. There are no warrants or other derivatives attached to these Notes. The Company granted the Lenders piggy-back registration rights on the shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock. The Company agreed to reserve a number of shares of Series D Convertible Preferred Stock, and common stock issuable upon conversion thereof, equal to three times the number of shares of Series D Convertible Preferred Stock (153,000 shares of Series D Convertible Preferred Stock in total), and common stock issuable upon conversion thereof (765,000 shares of common stock in total), which may be issuable upon conversion of the Notes at all times.

The foregoing description of the Notes and of all of the parties’ rights and obligations under the Notes are qualified in their entirety by reference to the Form of OID Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2025, the Company held its annual meeting of stockholders. Stockholders voted on the following proposals:

1.	To elect Charles A. Ross, Jr., Corey Lambrecht, Larry Sinks, Michael Dean Smith and C. Stephen Cochennet to serve as directors until the next annual meeting or until their successors are elected and qualified; and

2.	To confirm the affirmation of GBQ Partners LLC as independent auditors for the next year.

3.	Approve/ratify the adoption of the 2025 Stock Incentive Plan.

4.	Approve/ratify, for purposes of Nasdaq Listing Rule 5635(d), certain private placement transactions and issuance of the shares of Common Stock thereunder.

5.	Authorize up to a 1-for-25 reverse stock split of the Company’s Common Stock at any time within 12 months of the approval.

Each proposal was approved and each share of common stock was entitled to one vote per proposal. Only stockholders of record at the close of business on April 24, 2025, were entitled to vote. The number of outstanding shares on the record date was 5,300,574. In addition, the Company had 74,812 shares of Series A Preferred Stock in attendance; each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

Votes on the proposals were as follows:

	Proposal	For	Against	Abstentions
1.	Charles A. Ross, Jr.	74,851,468.29	10,865	12,403
1.	Corey Lambrecht	74,850,620.29	10,163	13,953
1.	Larry Sinks	74,849,297.29	11,498	12,680
1.	Michael Dean Smith	74,849,949.29	10,783	13,701
1.	C. Stephen Cochennet	74,849,832.29	10,885	14,019
2.	Affirmation of GBQ Partners LLC	74,860,463.29	9,181	5,092
3.	Approve/ratify the adoption of the 2025 Stock Incentive Plan	74,856,795	11,180.29	6,761
4.	Approve/ratify the Private Placements	74,851,238	17,131.29	6,367
5.	Approve the Reverse Stock Split	74,818,452	54,073.29	2,211

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of OID Note dated May 27, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: May 29, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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